UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 19, 2015

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Supreme Industries, Inc. (the “Borrower”) entered into an amendment of its April 29, 2013 Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, a national banking association, and BMO Harris Bank, N.A. (the “Lenders”), dated to be effective November 19, 2015.  Supreme Corporation and certain other subsidiaries of the Borrower (collectively, the “Guarantors”), have acknowledged this amendment.

The amendment (“Amendment No. 3 to Credit Agreement”) permits the Borrower to issue a special dividend of up to $6,500,000 on or about January 4, 2016.

The foregoing description of the Amendment No. 3 to Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Amendment No. 3 to Credit Agreement which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 8.01                                           Other Events.

On November 19, 2015, Supreme Industries, Inc. issued a press release announcing a special cash dividend of $0.27 on its outstanding Class A and Class B Common Stock in addition to its regular quarterly $0.03 cash dividend on its outstanding Class A and Class B Common Stock.  The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Exhibit Description

10.1

Amendment No. 3 to Credit Agreement by and among Supreme Industries, Inc., Wells Fargo Bank, National Association, and BMO Harris Bank, N.A., and acknowledged by Supreme Corporation subsidiary guarantors.

99.1	Press release of Supreme Industries, Inc. dated November 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: November 25, 2015	By:	/s/ Mark D. Weber
Mark D. Weber
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 3 to Credit Agreement by and among Supreme Industries, Inc., Wells Fargo Bank, National Association, and BMO Harris Bank, N.A., and acknowledged by Supreme Corporation subsidiary guarantors.

99.1	Press Release of Supreme Industries, Inc. dated November 19, 2015.